Exhibit 99.1

Noble Corporation
13135 Dairy Ashford, Suite 800 Sugar Land, Texas 77478

PRESS RELEASE

NOBLE CORPORATION ANNOUNCES APPOINTMENT OF NEW DIRECTOR

SUGAR LAND, TEXAS, April 19, 2021 - Noble Corporation (“Noble” or the “Company”) today announced that the Company’s Board of Directors has appointed Paul Aronzon to serve as a Director.

Charles M. Sledge, on behalf of the Board of Directors, commented, “We are pleased to welcome Paul to Noble’s Board of Directors. We look forward to adding his knowledge and experience as we remain focused on safe and efficient operations for our customers and continue our drive towards sustainable value creation for all of Noble’s stakeholders.”

Mr. Aronzon was added as an additional member of the Board of Directors and was designated by Pacific Investment Management Company LLC in accordance with its director appointment right. Mr. Aronzon is a strategic financial consultant with over 40 years of experience as a lead advisor for a wide range of companies. He was formerly co-managing partner of Milbank’s Los Angeles office and Co-leader of Milbank’s Global Financial Restructuring Group. He served as the Executive Vice President and co-head of the Corporate Finance Group at Imperial Capital, between 2006 and 2008. Previously, he was a partner/associate for finance and restructuring Groups at Gendel, Raskoff, Shapiro and Quittner, Los Angeles, CA. Mr. Aronzon holds a J.D. from the Southwestern University School of Law and a B.A. degree in Political Science from the California State University at Northridge, Los Angeles, CA.

About Noble Corporation

Noble is a leading offshore drilling contractor for the oil and gas industry. Noble owns and operates one of the most modern, versatile and technically advanced fleets in the offshore drilling industry. Noble and its predecessors have been engaged in the contract drilling of oil and gas wells since 1921. Noble performs, through its subsidiaries, contract drilling services with a fleet of 24 offshore drilling units, consisting of 12 drillships and semisubmersibles and 12 jackups, focused largely on ultra-deepwater and high-specification jackup drilling opportunities in both established and emerging regions worldwide. Noble is an exempted company incorporated in the Cayman Islands with limited liability with registered office at P.O. BOX 31327, Ugland House, S. Church Street, Georgetown, Grand Cayman, KY1-1104. Additional information on Noble is available at www.noblecorp.com.

Forward-looking Disclosure Statement

This communication includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical facts included in this communication are forward-looking statements. When used in this report, or in the documents incorporated by reference, the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “should,” “shall” and “will” and similar expressions are intended to be among the statements that identify forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, the Company cannot assure you that such expectations will prove to be correct. These forward-looking statements speak only as of the date of this communication and the Company does not undertake any obligation to revise or update any forward-looking statement for any reason, except as required by law. The Company has identified factors, including, but not limited to, market conditions, the Company’s financial results and performance, the effects of public health threats, pandemics and epidemics, such as the recent and ongoing outbreak of COVID-19, and the adverse impact thereof on the Company’s business, financial condition and results of operations (including but not limited to the Company’s growth, operating costs, supply chain, availability of labor, logistical capabilities, customer demand for the Company’s services and industry demand generally, the Company’s liquidity, the price of the Company’s securities and trading markets with respect thereto, the Company’s ability to access capital markets, and the global economy and financial markets generally), the effects of actions by, or disputes among OPEC+ members with respect to production levels or other matters related to the price of oil, market conditions, factors affecting the level of activity in the oil and gas industry, supply and demand of drilling rigs, factors affecting the duration of contracts, the actual amount of downtime, factors that reduce applicable dayrates, operating hazards and delays, risks associated with operations outside the US, actions by regulatory authorities, credit rating agencies, customers, joint venture partners, contractors, lenders and other third parties, legislation and regulations affecting drilling operations, compliance with regulatory requirements, violations of anti-corruption laws, shipyard risk and timing, delays in mobilization of rigs, hurricanes and other weather conditions, and the future price of oil and gas, that could cause actual plans or results to differ materially from those included in any forward-looking statements. These factors include those “Risk Factors” referenced or described in Noble’s most recent Form 10-K, Form 10-Q’s, and other filings with the Commission. The Company cannot control such risk factors and other uncertainties, and in many cases, the Company cannot predict the risks and uncertainties that could cause the Company’s actual results to differ materially from those indicated by the forward-looking statements. You should consider these risks and uncertainties when you are evaluating us.

NC-926

04/19/2021

For additional information, contact:

Craig Muirhead

Vice President – Investor Relations and Treasurer

Noble Corporation,

investors@noblecorp.com

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